EXHIBIT 99.1

Xcerra Announces First Quarter Results

First Fiscal Quarter Notables:

  Business environment slowed more than expected
  First quarter financial results outperform model
  Positive outlook for calendar 2016, with multiple growth opportunities

NORWOOD, Mass., Nov. 24, 2015 (GLOBE NEWSWIRE) -- Xcerra Corporation (NASDAQ:XCRA), today announced financial results for its first fiscal quarter ended October 31, 2015.

Net sales for the quarter were $78,401,000 compared to the prior quarter's sales of $102,072,000. GAAP net loss for the quarter was ($1,666,000), or ($0.03) per share. Excluding the loss from discontinued operations of $788,000, restructuring charges of $133,000, and amortization of purchased intangible assets of $414,000, non-GAAP net loss for the quarter was ($331,000), or ($0.01) per diluted share.

Dave Tacelli, president and chief executive officer, commented, "The business environment softened in most business segments in which we compete. While sales slowed more than anticipated, we were close to break-even on a non-GAAP basis due to tight control of expenses, favorable currency impact, and better than modeled gross margin performance.

We see business conditions continuing to remain challenging through our fiscal second quarter, but overall, we expect calendar 2016 to be a growth year for the Company. Several factors contribute to this outlook including customer feedback, share gains in our core businesses, and expected revenues from new market opportunities. While we continue to keep tight control over expenses, our resources are deployed to aggressively compete and win the new business opportunities currently underway."

Second Quarter Fiscal 2016 Outlook

For the fiscal quarter ending January 31, 2016, net sales are expected to be in the range of $70 million to $75 million. Non-GAAP net loss for the quarter is expected to be in the range of ($0.13) to ($0.08) per share, assuming 54 million fully diluted shares outstanding. The non-GAAP net loss guidance excludes discontinued operations, and amortization of purchased intangible assets.

The Company will conduct a conference call today, November 24, 2015, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The call will be simulcast via the Xcerra web site http://www.xcerra.com/events-presentations.html. Audio replays of the call can be heard through November 26, 2015 via telephone, by dialing 855.859.2056; conference ID number 22845439. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://www.xcerra.com/events-presentations.html.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended October 31, 2015, excludes the amortization of purchased intangible assets, restructuring charges and loss from discontinued operations. Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company's use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the fluctuations in the demand for semiconductor devices, the ability of the Company to win orders from customers for the testing and handling of their new generation semiconductor devices, the fluctuations in the demand of our customer's devices in the marketplace, the Company's ability to timely develop new products, options and software applications, the level of customer demand for such products, options and software applications, the Company's ability to meet acceptance requirements for newly developed products, the conditions affecting the markets in which we compete, the Company's ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company's filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2015. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.xcerra.com or at each product group's website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	October 31, 2015	July 31, 2015

Current assets
Cash and cash equivalents	$ 64,205	$ 77,858
Marketable securities	59,124	60,593
Accounts receivable - trade, net	73,896	81,313
Accounts receivable - other, net	292	326
Inventories, net	62,387	60,593
Prepaid expenses and other current assets	8,344	8,393
Assets held for sale	10,713	10,454
Total current assets	278,961	299,530

Property and equipment, net	30,563	31,450
Intangible assets, net	10,226	10,640
Goodwill	43,850	43,850
Other assets	2,585	2,005
Total assets	$ 366,185	$ 387,475

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 3,143	$ 2,509
Accounts payable	20,518	27,492
Other accrued expenses	30,256	35,579
Deferred revenues	7,197	7,466
Liabilities held for sale	912	1,147
Total current liabilities	62,026	74,193

Term Loan	23,242	23,938
Other long-term liabilities	11,201	10,876
Stockholders' equity	269,716	278,468
Total liabilities and stockholders' equity	$ 366,185	$ 387,475

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended
	October 31,
	2015	2014

Net sales	$ 78,401	$ 116,221
Cost of sales	46,269	63,022
Gross profit	32,132	53,199

Engineering and product development expenses	15,063	16,065
Selling, general, and administrative expenses	17,952	22,155
Amortization of purchased intangible assets	414	535
Restructuring	133	708
Income (loss) from operations	(1,430)	13,736

Other income (expense), net	1,463	(480)

Income (loss) before provision for income taxes	33	13,256
Provision for income taxes	911	763
Income (loss) from continuing operations	(878)	12,493
Loss from discontinued operations, net of tax	(788)	(432)
Net income (loss)	$ (1,666)	$ 12,061

Basic net income (loss) per share:
Net income (loss) from continuing operations	$ (0.02)	$ 0.24
Net income (loss) from discontinued operations, net of tax	(0.01)	(0.01)
Basic net income (loss) per share	$ (0.03)	$ 0.24

Diluted net income (loss) per share:
Net income (loss) from continuing operations	$ (0.02)	$ 0.24
Net income (loss) from discontinued operations, net of tax	(0.01)	(0.01)
Diluted net income (loss) per share	$ (0.03)	$ 0.23

Weighted-average common shares used in computing net income (loss) per share:
Basic	54,490	51,128
Diluted	54,490	52,303

Xcerra Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic and Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Ended	Earnings	Earnings
	October 31, 2015	Per Share	October 31, 2014	Per Share	Per Share

GAAP net income (loss)	$ (1,666)	$ (0.03)	$ 12,061	$ 0.24	$ 0.23
Loss from discontinued operations	788	0.01	432	0.01	0.01
Amortization of purchased intangible assets	414	0.01	535	0.01	0.01
Amortization of inventory step up for purchase accounting	--	--	1,493	0.03	0.03
Restructuring	133	0.00	708	0.01	0.01
Non-GAAP net income (loss)	$ (331)	$ (0.01)	$ 15,229	$ 0.30	$ 0.29

Weighted average shares outstanding:		54,490		51,128	52,303
CONTACT: Investor Contact:

         Richard Yerganian,
         Vice President, Investor Relations
         Xcerra Corporation
         Tel. 781.467.5063
         Email rich.yerganian@xcerra.com